                                                                   EXHIBIT 10.24

                      FOURTH AMENDMENT AND MODIFICATION OF
                            REIMBURSEMENT AGREEMENTS


      THIS FOURTH AMENDMENT AND MODIFICATION OF REIMBURSEMENT AGREEMENTS (the "Fourth Amendment") entered into as of the 14th of May, 2002 by and between ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION ("Bank") with reference to the following facts:

                                    RECITALS

      A. Pursuant to Reimbursement Agreement dated as of November 1, 1996 by and between Borrower and Bank (the "Washington Reimbursement Agreement"), Bank issued a letter of credit on behalf of Borrower in the total Stated Amount of $8,677,671.20 (the "Washington Letter of Credit") to Norwest Bank Minnesota, National Association, as Trustee under that certain Indenture of Trust dated as of November 1, 1996, in connection with the issuance by the Washington State Housing Finance Commission of $8,500,000 in aggregate principal amount of its Variable Rate Demand Multifamily Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1996 (the "Washington Bonds"). Borrower's obligations under the Washington Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 5 real properties located in the State of Washington legally described in Exhibit B-1 through Exhibit B-5 to the Washington Reimbursement Agreement and by this reference incorporated herein (collectively, "the Washington Properties") and other security interests in other real and personal property owned by Borrower.

      B. Pursuant to Reimbursement Agreement dated as of July 1, 1997 by and between Borrower and Bank (the "Idaho Reimbursement Agreement"), Bank issued a letter of credit on behalf of Borrower in the total Stated Amount of $7,494,987 (the "Idaho Letter of Credit") to First Security Bank, N.A., as Trustee under that certain Indenture of Trust dated as of July 1, 1997, in connection with the issuance by the Idaho Housing and Finance Association of $7,350,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1997 (the "Idaho Bonds"). Borrower's obligations under the Idaho Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 4 real properties located in the State of Idaho legally described in Exhibit B-1 through Exhibit B-4 to the Idaho Reimbursement Agreement and by this reference incorporated herein (collectively, the "Idaho Properties") and other security interests in other real and personal property owned by Borrower.

      C. Pursuant to Reimbursement Agreement dated as of July 1, 1998 by and between Borrower and Bank (the "Ohio Reimbursement Agreement"), Bank used a letter of credit on behalf of Borrower in the total Stated Amount of $13,480,779 (the "Ohio Letter of Credit") to PNC Bank, National Association, as Trustee under that certain Indenture of Trust dated as of July 1, 1998, in connection with the issuance by the Ohio Housing Finance

Agency of $12,690,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc., Project) 1998 Series A-1 and $530,000 in aggregate principal amount of its Taxable Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project) 1998 Series A-2 (the "Taxable Bonds") (collectively, the "Ohio Bonds"). Borrower's obligations under the Ohio Reimbursement Agreement are secured, in part, by open-ended mortgages, security agreements, assignment of leases and rents, and fixture filings on 7 real properties located in the State of Ohio legally described in Exhibit B-1 through Exhibit B-7 to the Ohio Reimbursement Agreement and by this reference incorporated herein (collectively, the "Ohio Properties") and other security interests in other real and personal property owned by Borrower.

      D. Pursuant to Amendment and Modification of Reimbursement Agreements dated as of August 18, 1999 (the "Modification"), the Bank agreed to forbear and waive certain defaults by Borrower under the Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement and the Related Documents (as defined in each Reimbursement Agreement) in exchange for the modification and restructure of the Borrower's obligation to the Bank as set forth in the Modification. The Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement, each as modified by the Modification, the Second Amendment (defined below) and the Third Amendment (as defined below), are hereinafter referred to collectively as the "Reimbursement Agreements." The Washington Properties, the Idaho Properties, the Ohio Properties and all other facilities owned or leased by the Borrower that are financed with proceeds of a Bank credit enhanced bond issue, including, but not limited to, all facilities financed by the Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Properties, Inc. Project), Series 1995 are hereinafter referred to individually as a "Bond Financed Property" and collectively as the "Bond Financed Properties."

      E. As part of the modification and restructure of the Borrower's obligations to the Bank under the Reimbursement Agreements set forth in the Modification, the Borrower deposited $8,300,000 in cash collateral with the Bank (the "Cash Collateral"), which Cash Collateral constitutes security for any and all indebtedness of Borrower to the Bank, including, but not limited to the Borrower's obligations under the Reimbursement Agreements and the Related Documents. The Bank has since release $4,000,000 of the Cash Collateral to Borrower pursuant to the terms of Section 3.B of the Modification. The Bank continues to hold $4,3000,000 of the Cash Collateral pursuant to the terms of
Section 3.C of the Modification.

      F. Pursuant to Second Amendment and Modification of Reimbursement Agreements dated as of July 28, 2000 (the "Second Amendment"), Bank agreed to forbear and waive certain defaults by Borrower under the Reimbursement Agreements in exchange for the modification and restructure of Borrower's obligations to the Bank as set forth in the Second Amendment. As part of the Second Amendment, the Borrower granted Bank, as security for the Borrower's obligations to the Bank under the Reimbursement Agreements and other Related Documents, a first lien deed of trust, security agreement, assignment of leases and rents and fixture filing on three assisted living facilities located in the State of Washington owned and operated by Borrower and legally described in Exhibits A through C to the Second Amendment (individually, an "Addition Property" and collectively, the "Additional Properties") (the "Additional Properties Deed of Trust"), a first lien assignment of leases and cash collateral with respect to the Additional Properties (the "Additional Properties Assignment of Leases") and other real and personal property security interests. The Additional Properties constitute security for any and all indebtedness of Borrower to Bank, including, but not limited to, Borrower's obligations under the Reimbursement Agreements and the Related Documents.

      G. Pursuant to Third Amendment and Modification of Reimbursement Agreements dated as of March 12, 2002 (the "Third Amendment"), Bank agreed to forbear and waive certain defaults by Borrower under the Reimbursement Agreements in exchange for the modification and restructure of Borrower's obligations to the Bank as set forth in the Third Amendment.

      H. Borrower has requested that Bank waive Bank's right to declare an Event of Default under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) by reason of Borrower's failure to comply with certain financial covenants and Bank is willing to waive Bank's right to declare an event of Default under the Reimbursement Agreements on the express condition that Borrower agree to further modify and restructure Borrower's obligations under the Reimbursement Agreements and Related Documents on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

            1. Incorporation of Recitals. Each recital set forth above is incorporated into this Fourth Amendment as though fully set forth herein. Unless the context clearly provides otherwise, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Modification or if not defined herein as defined in the Second Amendment, or the Reimbursement Agreements.

            2. Waiver of Right to Declare an Event of Default. In exchange for further modification and restructure of Borrower's obligations to Bank under the Reimbursement Agreements on the terms and conditions hereinafter set forth, Bank will waive Bank's right to declare an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) by reason of the Borrower's failure to comply with the Tangible Net Worth covenant set forth in Section 7.01(G)(ii), the Cash Flow Coverage covenant set forth in Section 7.01(G)(iii) and the Minimum Cash Balances covenant set forth in Section 7.01(G)(iv) of each of the Reimbursement Agreements, in all cases for the quarter ending March 31, 2002. As of the date of this Fourth

Amendment, Bank has no actual knowledge of the occurrence of any other event that would constitute an Event of Default, or of any other event that with the giving of notice, the passage of time, or both might constitute an Event of Default, under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

            3. Modification and Restructure of Reimbursement Agreements. In exchange for the waiver of the Bank's right to declare an Event of Default under the Reimbursement Agreements by reason of Borrower's failure to comply with the Tangible Net Worth covenant set forth in Section 7.01(G)(ii), the Cash Flow Coverage covenant set forth in Section 7.01(G)(iii) and the Minimum Cash Balances covenant set forth in Section 7.01(G)(iv) of each of the Reimbursement Agreements, in all cases for the quarter ending March 31, 2002, Section 7.01(G)(ii), (iii) and (iv) of each of the Reimbursement Agreements is amended to read as follows:

                (ii) Tangible Net Worth shall be greater than or equal to $27,000,000, measured quarterly for the quarters ending March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002, and thereafter shall be greater than or equal to $27,000,000 plus twenty-five percent (25%) of Net Income (after taxes), measured quarterly;

                (iii) The Cash Flow Coverage Ratio will be a two-tier test, either of which if not in compliance will cause an Event of Default under the Reimbursement Agreements:

                  a) The Borrower's ratio of Net Income + Interest Expenses + Depreciation & Amortization divided by cash Interest Expense + pro-rata (for the quarter) scheduled principal payments on all Indebtedness + pro-rata (for the quarter) annual fees relating to the U.S. Bank Bonds and U.S. Bank Letters of Credit shall be greater than or equal to 0.90:1.00, measured quarterly for the quarters ending March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002, and thereafter shall be greater than or equal to 1.25:1.00, measured quarterly (Company - Wide Test); and

                  b) Each of the group of Washington Properties, Idaho Properties and Ohio Properties shall independently maintain a financial performance level such that the sum of their quarterly Net Income + Interest Expense + Depreciation & Amortization shall exceed the sum of Interest Expense + pro-rata (for the quarter) scheduled principal payments on the Washington Bonds and/or the Ohio Bonds, as applicable + pro-rata (for the quarter) annual fees relating to the Washington Bonds and/or Ohio Bonds, as applicable and the Washington Letter of Credit and/or Ohio Letter of Credit by 1.25 times, measured quarterly beginning March 31, 2002 (Individual U.S. Bank Bond Properties' Test).

                (iv) Borrower shall at all times maintain minimum cash balances (including amounts available under credit lines and excluding amounts that have been restricted but not exceeding Regulatory Cash Collateral), which cash balances shall be measured at the end of each fiscal quarter, as follows:


         FISCAL QUARTER ENDING                MINIMUM CASH BALANCE REQUIREMENT
         ---------------------                --------------------------------
             March 31, 2002                              $4,000,000
             June 30, 2002                               $4,000,000
           September 30, 2002                            $4,000,000
           December 31, 2002                             $4,000,000
March 31, 2003 and quarterly thereafter                  $8,000,000

      The Minimum Cash Balance Requirement will no longer be required when the Ohio Housing Financing Agency, Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc.) Series 1998 Series A-1 have been retired and the Ohio Letter of Credit has been surrendered to the Bank.

            4. Confirmation. The Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) are each hereby modified to provide that the term "Reimbursement Agreement" or "Reimbursement Agreements" shall mean the Reimbursement Agreement or the Reimbursement Agreements, as modified by this Fourth Amendment. Borrower hereby confirms, subject to this Fourth Amendment, each of the covenants, agreements and obligations of Borrower set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Borrower acknowledges and agrees that, if and to the extent that the Bank has not heretofore required strict compliance with the performance by Borrower of such covenants, agreements and obligations, such action or inaction shall not constitute a waiver of, or otherwise affect in any manner, Bank's rights and remedies under any of the Reimbursement Agreements, as amended hereby, or any of the Related Documents (as defined in the Reimbursement Agreements), including the right to require performance of such covenants, agreements and obligations strictly in accordance with the terms and provisions thereof except as waived herein. Each Deed of Trust or, with respect to the Ohio Properties, Mortgage which secures the Borrower's obligations under any Reimbursement Agreement is hereby modified to provide that such Deed of Trust or Mortgage secures such Reimbursement Agreement as modified hereby. Borrower represents and warrants that (i) upon execution of this Fourth Amendment, and (ii) the satisfaction of all of the terms and conditions set forth in this Fourth Amendment, including, but not limited to, payment of the costs and expenses set forth in Section 13 of this Fourth Amendment, Borrower will not be in default in the performance of any of the obligations, terms, covenants, conditions representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Borrower has no knowledge of any defenses, offsets or claims which may be asserted by Borrower, or by anyone claiming by or through Borrower, to the indebtedness owed by Borrower to Bank under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) or to the performance of any of the obligations, terms, covenants, conditions, representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

            5. Validity. Except as specifically modified and amended by this Fourth Amendment, all of the terms, covenants, conditions and provisions of the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) shall remain in full force and effect. Nothing herein shall be deemed or construed to be an impairment of the lien or each Deed of Trust or, with respect to the Ohio Properties, each Mortgage and lien of each Deed of Trust or each Mortgage shall remain a first lien against the Washington Properties, the Idaho Properties, the Ohio Properties, or the Additional Properties as applicable, described in such Deed of Trust or, with respect to the Ohio Properties, such Mortgage.

            6. No Continuing Waiver. No waiver of any of the provisions of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be deemed, or shall constitute, a continuing waiver of any of the provisions of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) nor shall any provision of this Fourth Amendment be deemed, or constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any of the provisions of the Reimbursement Agreements shall be binding unless executed in writing by the party making the waiver. Nothing contained in this Fourth Amendment or in any ongoing discussions or negotiations between Borrower or Bank shall directly or indirectly (i) create any obligation to make any further extension of credit; (ii) create any obligation to make any further forbearance or waiver or defer any enforcement action by Bank as a result of the occurrence of an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) which is not described in Section 2 of this Fourth Amendment or with respect to any Event of Default which is described in Section 2 of this Fourth Amendment beyond the dates set forth in Section 2 of this Fourth Amendment; (iii) constitute a consent or waiver of any past, present or future Event of Default or other violation of any provision of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) except to the extent expressly set forth in Section 2 of this Fourth Amendment; (iv) constitute a course of dealing or other basis for altering any of Borrower's obligations to Bank under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Bank expressly reserves all of its rights, powers and remedies under the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements).

            7. Reaffirmation of Representations and Warranties. Borrower does hereby reaffirm to Bank each of the representations, warranties, covenants and agreements made by Borrower set forth in each of the Reimbursement Agreements with the same force and effect as if each were separately stated herein and made again as of the date hereof. This reaffirmation shall not in any way limit, derogate or abrogate the representations, warranties, covenants and agreements made by Borrower as set forth in the Reimbursement Agreements. Borrower further represents and warrants to Bank that with the exception of the Events of Default as described in Section 2 of this Fourth Amendment, Borrower is in compliance with all of the terms, covenants, representations, warranties and agreements made by Borrower in the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements). There is no Event of Default under and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under any of the Reimbursement Agreements, or any of the Related Documents (as defined in the Reimbursement Agreements).

            8. Release. The Borrower, for and on behalf of itself and its legal representatives, heirs, successors and assigns, does herby waive, release, relinquish and forever discharge the Bank and its past and present directors, officers, agents, employees, parents, subsidiaries, affiliates, insurers, attorneys, representatives and assigns, and each and all thereof (collectively, the "Released Parties"), of and from any and all manner of action and causes of action, suits, claims, demands, judgments, damages, levies, and the execution of whatsoever kind, nature and/or description arising on or before the date first above written, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether know or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, with the Borrower, or its legal representatives, heirs, successors or assigns, ever had or now has claim to have against any of the Released Parties, with respect to any matter whatsoever arising on or the date hereof.

            9. Time is of the Essence. Time is of the essence of this Fourth Amendment.

            10. Binding Effect. This Fourth Amendment shall be binding upon Borrower and its successors and permitted assigns and shall inure to the benefit of Bank and its successors and assigns.

            11. Prior Agreements. The Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements), including this Fourth Amendment and the documents attached as exhibits to or referred to in this Fourth Amendment (i) integrate all the terms and conditions mentioned in or incidental to the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements), (ii) supersede all oral negotiations and prior and other writings with respect to the subject matter thereof, and
(iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Fourth Amendment modifying and restructuring the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Fourth Amendment and those of any of the Reimbursement Agreements or any of the Related Documents (as defined in the

Reimbursement Agreements), the terms, conditions and provisions of this Fourth Amendment shall prevail.

            12. No Rights conferred on Others. Nothing contained in this Fourth Amendment, the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be construed as giving any person, other than the parties hereto, any right, remedy or claim under or in respect of this Fourth Amendment.

            13. Costs and Expenses. Borrower shall reimburse Bank for all actual costs and expenses incurred by Bank in the negotiation, preparation and administration of the modification and restructuring of the Reimbursement Agreements and other Related Documents contemplated by this Fourth Amendment. Such costs include, but are not limited to, attorney fees and costs, inspection fees, UCC searches, filing and recording fees, and the costs incurred to satisfy all terms of this Fourth Amendment. All such costs and expenses shall be paid upon execution of this Fourth Amendment.

            14. Governing Law. This Fourth Amendment and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the Sate of Washington. If any court of competent jurisdiction determines any provision of this Fourth Amendment or any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part hereof or of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

            15. Voluntary Agreement. The Borrower acknowledges that the Borrower is represented by legal counsel of the Borrower's choice, is fully aware of the terms contained in this Fourth Amendment, and has voluntarily and without coercion or duress of any kind entered into this Fourth Amendment and the documents executed in connection with this Fourth Amendment.

            16. Counterparts. This Fourth Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            17. NOTICE OF ORAL COMMITMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Bank"                                      "Borrower"

U.S. BANK NATIONAL ASSOCIATION             ASSISTED LIVING CONCEPTS, INC., a
                                           Nevada corporation

By:     /s/ Alan A. Owens                  By:     /s/ Matthew G. Patrick
   -----------------------------               -------------------------------

Name:   Alan A. Owens                      Name:    Matthew G. Patrick
     ---------------------------                 -----------------------------

Title:   Vice President                    Title:   Sr. VP, CFO and Treasurer
       -------------------------                   ---------------------------